Press Release	Source: Vitro Diagnostics, Inc.

Vitro Biopharma 2019 CEO Shareholder Letter:

Record Revenues Leading to Further Growth into 2020.

Golden, Colorado—January 23, 2020—Vitro Diagnostics, Inc. (OTCQB: VODG), dba Vitro Biopharma, announced its CEO letter to its shareholders including discussion of its 2019 results of operations ended October 31st 2019 and its expansion plans for 2020.

Dear Shareholders,

Our highlights in the year ended October 31st 2019 include:

•Expanded revenue generation from InfiniVive-MD™ sales by 365% over 2018. We private label our cosmetic stem cell serum as InfiniVive MD™ in partnership with Jack Zamora MD, a Denver-based cosmetic surgeon for topical cosmetic use in facial applications.  We are an FDA-Registered Cosmetic manufacturer for this product.  Its sales contributed over $465,000 to our 2019 revenues.  The company expects InfiniVive-MD™ to continue to expand its contributions to revenue in 2020. www.infinivivemd.com

•Expanded revenue generation from AlloRx™ Stem Cells to DVC Stem in Grand Cayman Island by 290% over 2018 in partnership with Dr. Lou Cona, Medical Director of DVC Stem www.DVCStem.com . We operate with IRB oversight of this trial focused on inflammatory conditions that include Multiple Sclerosis patients; early results indicate safety and symptom remission for prolonged periods by a single treatment.

•Gained IRB approval for a new clinical trial in Nassau, Bahamas for “Vitro Biopharma Allogeneic Mesenchymal Stem Cell Therapy for Musculoskeletal Conditions” through our clinical partner, the Medical Pavilion of the Bahamas www.tmp-bahamas.com .  Our AlloRx™ Stem Cells will be used to treat osteoarthritis, ligament, tendon and meniscus injury and herniated disc. Patient enrollment is planned for early 2020 and is expected to add to 2020 revenues.

•Raised over $120,000 in 5-year lease financing to expand manufacturing facilities.  Subsequent to the year end, the company authorized a private Series A Convertible Preferred financing.  To date, the company has raised over $500,000 of the series A Convertible Preferred financing the maximum authorized is $1,000,000.  The offering is at $0.25 cents per share with ½ 3 year-warrant at $0.50 cents per share and ½ 5 year-warrant at $1.00 per share.  The use of proceeds is to engage new auditors and perform 2 years of financial audits in order to go current effective in 2nd to 3rd quarter of 2020.  Other use of proceeds is to commence clinical trial operations in the Bahamas, launch our stem cell activation product, STEMulize™ and add a second clean room to our manufacturing facility.

•Expanded regulatory compliance to include CLIA and ISO 13485:2016 certifications and maintained our ISO certifications through successful surveillance audit for ISO 9001:2015 and ISO 13485:2016.  Vitro Biopharma is cGMP compliant, certified to ISO 9001:2015, ISO 13485:2016, CLIA and is an FDA-registered cosmetic manufacturer.  We are committed to compliance with all appropriate regulations and conduct all operations within regulatory guidelines.

•Expanded our Advisory Board with the addition of Dr. In Sok Yi

https://vitrobiopharma.com/leading-denver-based-orthopedic-surgeon-to-join-vitro-biopharmas-scientific-advisory-board/ to support the development of our US clinical trials starting in 2020. While maintaining and expanding our offshore clinical trials, we plan to extend our trials to the US with the eventual goal of obtaining FDA approval of AlloRx™ Stem Cells for various clinical indications.  We plan submission of initial IND applications to the FDA during 2020.

•The company began development of new products, STEMulize™ our single capsule format of NutraVivo™ and AlloEX™ Exosomes, our proprietary exosome product derived from AlloRx™ Stem Cells.

Vitro Biopharma announces record revenues for the fiscal year ended October 31st 2019 of $882,376 vs. $523,905 in 2018 based on the expansion of stem cell revenues of $657,745 in 2019 vs. $305,625 in 2018.  Total stem cell revenues were up approximately 215% from 2018.  This represented 74% of total revenue derived from stem cell revenues in the fiscal year ended October 31st 2019 versus 58% in 2018.  Stem cell revenues are expected to comprise over 80% of the company’s revenues in 2020. The company also experienced an improvement in its operating loss going from an Operating loss of ($312,871) in 2018 to ($247,423) in 2019.

In the 4th quarter of 2019 the company had record quarterly revenues of $253,090 versus $169,051 in 2018 representing a 50% increase in revenues over the same comparative prior year quarter.

The company experienced a break even cashflow quarter of $7,416 in the fourth quarter ended October 31st 2019.

The company grew consecutive quarterly revenues by 12% from $225,191 in the 3rd quarter of 2019 to $253,090 in the fourth quarter of 2019.  This puts the company at an annualized run rate in excess of $1,000,000 going into 2020. In the consecutive quarter from quarter III 2019 to quarter IV 2019 expenses declined slightly from $194,682 to $172,523 representing peak investment in certifications such as ISO:9001; ISO:13485; CLIA and cGMP and FDA consultations. Net income loss between quarter III 2019 of ($91,547) was reduced by 49% to ($46,616) for the quarter ended October 31st 2019.

Subsequent to the year end the company announced a Series A Convertible Preferred private offering.

The Preferred is convertible into the common stock of the company at $0.25 cents per share.  The preferred comes with a financing warrant of convertible at ½ share at $0.50 cents a share within 3 years and ½ share at $1.00 per share within 5 years.  To date the company has sold $500,000.  The company has set a maximum of $1,000,000.  Use of proceeds is to engage an auditor and file for current status as well as expand its operations in the Bahamas; commence clinical trials with its patent-pending AlloRx™ Stem Cells in the US market for osteoarthritis, burn therapy and Alzheimer’s disease.   Additionally, the company will be adding a second clean room to its operations and allocating marketing funds to launch its stem cell activation formulae STEMulize™.

The company saw continued growth with its Cayman Island Partnership with DVC Stem www.dvcstem.com under oversight by IRB Approval # IRCM-SI-181.

The company expanded its new stem cell-based cosmetic product in 2019 with its exclusive partner Infinivive-MD™ operated by Dr. Jack Zamora. Our joint development arrangement contributed over $465,000 to stem cell revenue in 2019 vs $100,000 in 2018.  The company expects sales of this new product to increase substantially in 2020. www.jackzamoramd.com www.infinivive.com

Our Stem Cell research products continued to grow providing $207,902 of revenues in 2019 up from $175,729, an 18% year over year increase.  The company is experiencing growth in its international customers from prestigious Universities and Medical Institutions.  We expect these products to continue to grow as the research community continues to expand its stem cell research and clinical trials of stem cell and cancer regenerative medicine.  (Our customer base includes such prestigious names as Harvard University; Cambridge University; The University of France; the Mayo Clinic, Pfizer, amongst others)

The company expended a major effort in 2018/2019 to upgrade our quality systems to the elite status of a biologics manufacturer with ISO certifications.  The company is pursuing new international sources of stem cell therapies and many foreign ministries of health require ISO Certification to conduct business in their territories.  We expect the cost of being ISO/CLIA certified to be more than offset by new revenues in 2020.  The company currently has a number of international business opportunities that we are pursuing.

We continue to expand our intellectual property (IP) that includes a novel US stem cell line patent application for use in numerous regenerative medicine applications including auto-immune disorders such as MS, Lupus, cardiovascular disease, kidney disease, musculoskeletal conditions such as OA and various neurodegenerative disorders.  Additional patent applications had been previously filed for treatment of neurological disorders by activation of stem cells within the brain. Our IP now allows proprietary therapies of neurological conditions including Parkinson’s disease, Alzheimer’s disease and traumatic brain injury (TBI), ASD, etc.  Neurological conditions have been under-treated for many years while stem cell therapies offer potentially effective solutions. Hence, we plan commercialization of TBI therapies in 2020.  There are more than 1.7 million TBI patients per year in the US while therapy consists of life-saving measures followed by rehabilitation with minimal therapeutic options.  Recent advances in stroke recovery by stem cell therapy highlight the regenerative potential of stem cell therapies for neurodegenerative conditions and further support the concept of brain regeneration by stem cell therapy.  Our TBI initiative involves stem cell activation

therapy and advanced diagnostics including biomarker profiling and brain scans.    www.vitrobiopharma.com/blog/

Current management has decided to focus our operational resources to achieve rapid revenue growth & profitability in our high value-added Stem Cell therapies while seeking appropriate strategic alliances and partnerships.  Our eventual goal is to be acquired by a larger firm with complimentary resources to those of the Company. The company has four active revenue generating lines of business. The company’s advanced stem cell therapies are being utilized offshore and represent preliminary data to drive US-based clinical trials for such major diseases as Multiple Sclerosis, stroke, PD using our AlloRx™ Stem Cells.  The company is building offshore revenue support while simultaneously building its clinical trial data base of treated diseases, such as MS.  Each disease represents billion-dollar market potential for our AlloRx™ Stem Cells.  We have co-developed with Dr. Jack Zamora a topical cosmetic product, InfiniVive-MD that now drives 50% of our revenue.  The InfiniVive market is the billion-dollar cosmetic salon industry. We are in discussions through our partner with large US-based cosmetic equipment manufacturers that reach thousands of salons across the US market.  Complementing our clinical grade AlloRx™ Stem Cells, the company has developed a patent-pending nutraceutical product that is a natural stem cell activation formula that can be used stand alone or enhance the results obtained when using our clinical grade AlloRx™ Stem Cells. The company is in discussions regarding partnerships to take its patent pending formulation to market.  The company’s fourth revenue stream is its core business of research stem cell/cancer products that continues to grow at 20% per annum and provides a base cashflow to support the Research and Development activities of the company.

The company is also in the process of engaging new auditors for the purpose of auditing the companies last two years of results and reporting to the SEC to become current and actively list the company for fully authorized trading.  The company is also considering a number of acquisition opportunities to grow the company where the acquisition is strategically aligned with the company.

In summary, Vitro Biopharma is advancing as a key player in regenerative medicine with 25-years’ experience in the development and commercialization of stem cell products for research, recognized by a “Best in Practice Technology Innovation Leadership award for Stem Cell Tools and Technology” www.vitrobiopharma.com/frost-sullivan and a growing track record of successful translation to therapy. The successes of stem cell therapies in treatment of conditions without viable treatment options continues to drive growth of regenerative medicine as an alternative to traditional medicine based on pharmaceutical & surgical approaches. We plan to leverage our proprietary technology platform to the establishment of international Stem Cell Centers of Excellence while operating in full compliance with the FDA and other applicable regulations.

Sincerely yours,

James R. Musick, PhD.

President, CEO & Chairman of the Board

Forward-Looking Statements

Statements herein regarding financial performance have not yet been reported to the SEC nor reviewed by the Company’s auditors. Certain statements contained herein and subsequent statements made by and on behalf of the Company, whether oral or written may contain “forward-looking statements”.  Such forward looking statements are identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s plan of business operations, product research and development activities, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures.  Factors that could cause actual results to differ materially include, among others, acceptability of the Company’s products in the market place, general economic conditions, receipt of additional working capital, the overall state of the biotechnology industry and other factors set forth in the Company’s filings with the Securities and Exchange Commission.  Most of these factors are outside the control of the Company.  Investors are cautioned not to put undue reliance on forward-looking statements.  Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Dr. James Musick

Chief Executive Officer

Vitro Biopharma

(303) 999-2130 Ext. 3

E-mail: jim@vitrobiopharma.com

Source: Vitro Diagnostics, Inc.

The company provides its financial information for investor information purposes only. The results published however are not audited or necessarily SEC and/or GAAP compliant.

The company provides its financial information for investor information purposes only. The results published however are not audited or necessarily SEC and/or GAAP compliant.

Vitro Diagnostics, Inc.	2019		
Year Ended Oct. 31st 2019			
Statement of Cashflows			
Net Loss ended Oct. 31st;	(247,423)		
Non Cash Depreciation and Amortization	58,465		
Decrease in current and other Assets	(303,083)		
Increase in Current and other current Liabilities	50,753		
Net cash used in operations year ended Oct. 31st 2019	(441,288)		
Cashflows from Investing Activities during the Quarter			
Equipment and Patent Expenditures	(78,600)		
Equipmment Financing	115,868		
Increase in Notes Payable			
Non Cash Secured Note Interest	93,189		
Non Cash Shareholder Note Interest	36,459		
Net Cash provided by Financing Activities during the Quarter	166,916		
Net Increase (Decrease) in Cash for the year ended Oct. 31st 20	(274,372)		
Cash Beginning of the Year Nov, 1st 2018	392,996		
Cash Year ended Oct, 31st 2019	118,624		

Vitro Diagnostics Inc.			
Year ended Oct. 31st 2019		Par	Paid
Statement of Changes in Shareholders Equity	Shares	Value	in Capital
Balance Nov.1st 2019	46,094,200	22,652	6,697,785
Equity converted by an affiliate	(213,333)		(64,001)
Balance Oct. 31st 2019	45,880,867	22,652	6,633,784
The fully diluted Shares outstanding consists of;			
Currently issued shares	45,880,867		
Secured Convertible Notes ($962,837 at $0.05 cents/share)	19,256,740		
Management Stock Options vested at $0.05cents/share	4,120,000		
	69,257,607

The company provides its financial information for investor information purposes only. The results published however are not audited or necessarily SEC and/or GAAP compliant.

The company provides its financial information for investor information purposes only. The results published however are not audited or necessarily SEC and/or GAAP compliant.

The company provides its financial information for investor information purposes only. The results published however are not audited or necessarily SEC and/or GAAP compliant.